SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: February 29, 2008

GREEN GLOBE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203

Murrieta, California 92563
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

GTREX Capital, Inc.

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders of GTREX Capital, Inc. (the “Company”) held on February 22, 2008, a majority of the Company’s stockholders approved the following proposals (i) to authorize the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of up to 1 for 200 during the nine month period following the date of the meeting; (ii) to increase the authorized number of shares of the Company’s Common Stock from 5 billion to 10 billion; and (iii) to change the name of the Company to Green Globe International, Inc.

On February 29, 2008 the Company filed a Certificate of Amendment to the Articles of Incorporation with the state of Delaware to change the name of the Company to Green Globe International, Inc. and to increase the authorized Common Stock from 5 billion to 10 billion.  The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

On March 3, 2008 the Company’s Board of Directors determined that it was in the best interest of the Company to implement a 1 for 100 reverse split of the Company’s Common Stock and to decrease the authorized Common Stock from 10 billion to 5 billion.  On the same date, the Company filed a Certificate of Amendment to the Articles of Incorporation with the state of Delaware to implement a 1 for 100 reverse split effective March 10, 2008 and to decrease the Company’s Common Stock from 10 billion to 5 billion.  The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the change in the Company’s name and the reverse split, effective March 10, 2008 the Company’s Common Stock will be traded under the ticker symbol “GGLB”.

ITEM 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description	Location

3.3	Certificate of Amendment to the Articles of Incorporation dated February 29, 2008	Filed herein
3.4	Certificate of Amendment to the Articles of Incorporation dated March 3, 2008	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN GLOBE INTERNATIONAL, INC.

March 7, 2008	/s/ Steven Peacock
Date	Steven Peacock, Interim Chief Executive Officer